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                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is intended to accompany the Quarterly Report on Form 10-Q for GSI Commerce, Inc. (the "Company") for the period ended September 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Michael G. Rubin, Chief Executive Officer of the Company, certify, solely for the purpose of satisfying the requirements of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                       By: /s/ Michael G. Rubin
                                           --------------------
                                       Michael G. Rubin
                                       Chief Executive Officer

November 11, 2002